Exhibit 99.1

Investor and Media Contact

Steven P. Eschbach, CFA

(203) 825-6000

SESCHBACH@FCE.COM

FOR IMMEDIATE RELEASE

FUELCELL ENERGY REPORTS SECOND QUARTER 2006 RESULTS AND ACCOMPLISHMENTS

•	New equipment sale orders in California - California State University Northridge and Camp Pendleton; 6 megawatt commitment received from Asian distribution partner Marubeni Corp.
•	Quarterly cash spending in line with Company expectations
•	Six-month year-to-date product sales grew over prior year, with second quarter product sales at quarterly record high
•	Cost reduction to $3,200-$3,500kW for 2-megawatt DFC3000 power plant on target; gross margin (cost-to-sales ratio) improved in the second quarter

DANBURY, CONN. - JUNE 7, 2006 — FuelCell Energy, Inc. (NasdaqNM:FCEL), a leading manufacturer of ultra-clean and efficient electric power generation plants for commercial and industrial customers, today reported results and accomplishments for its second fiscal quarter ended April 30, 2006.

FINANCIAL RESULTS

FuelCell Energy reported revenues for the second quarter of fiscal 2006 of $9.5 million, compared to $6.1 million in the same period a year ago. Product sales and revenues were $6.5 million, a quarterly record high for FuelCell Energy, compared to $3.3 million in the same period a year ago. The cost-to-revenue ratio for product sales improved to 2.43 in the second quarter of fiscal 2006 compared with 3.17 in the same period a year ago. Research and development contract revenue was $3.0 million compared to $2.8 million in 2005.

Net loss to common shareholders for the second quarter of fiscal 2006 was $23.5 million or $0.48 per basic and diluted share, and includes $4.3 million or $0.09 per basic and diluted share for the conversion of shares of the Series B Convertible Preferred Stock and $1.0 million of stock compensation expense or $0.02 per basic and diluted share. This compared to a net loss to common shareholders of $16.8 million or $0.35 per basic and diluted share in the same period of the previous year. Net loss for the second quarter of fiscal 2006, after adjusting for the conversion of preferred stock and stock compensation charges, was higher as commercial product sales and revenues grew over the prior year quarter. The cost-to-sales ratio (gross margin) for commercial product sales contracts improved in the quarter.

Net cash and investments used during the quarter was $12.2 million, compared to $19.5 million in the same period of 2005. Total cash and investments at April 30, 2006 was $150.6 million. During the quarter, the Company received $2.5 million of California Self Generation Incentive Program receipts, which offset power purchase agreement capital costs of $2.1 million, and $2.2 million of net proceeds from common stock sales for quarterly dividend payments. Capital spending other than for power purchase agreements in the quarter totaled approximately $0.9 million. Depreciation and amortization expense for the quarter ended April 30, 2006 was approximately $2.2 million.

FUELCELL ENERGY SECOND QUARTER 2006 RESULTS	PAGE 2

For the six months ended April 30, 2006, FuelCell Energy reported revenue of $15.5 million, a 13 percent increase compared with $13.7 million in the same period a year ago. Product sales and revenues were $9.5 million, 13 percent higher than the $8.4 million in 2005. Research and development contract revenue was $6.0 million compared to $5.3 million in 2005. For the six months ended April 30, 2006, FuelCell Energy reported a net loss to common shareholders of $40.2 million or $0.82 per basic and diluted share, inclusive of a one-time conversion premium of $4.3 million or $0.09 per basic and diluted share for the conversion of the Series B Convertible Preferred Stock and $2.1 million of stock compensation expense or $0.04 per basic and diluted share. Net loss for the six months ended April 30, 2006, after adjusting for the conversion of the preferred stock and stock option expense, compared favorably to the net loss to common shareholders of $36.2 million or $0.75 per basic and diluted share in the same period a year ago. There was no stock compensation expense recorded in the consolidated statement of operations for the six months ended April 30, 2005.

The Company’s product backlog, including long-term service agreements, as of April 30, 2006 totaled $23.9 million ($20.4 million at April 30, 2005) and research and development sales backlog totaled $9.9 million ($22.3 million as of April 30, 2005). The Company was selected for awards by the DOE to develop a high temperature membrane for Polymer Electrolyte Membrane fuel cells and to develop a coal-based multi-megawatt Solid Oxide Fuel Cell/Turbine (SOFC/T) system. These awards will add approximately $20 million to backlog once these contracts are finalized.

During the quarter, FuelCell Energy entered into transactions with certain holders of the Company’s Series B Cumulative Convertible Preferred Stock to convert an aggregate of 41,755 shares of Series B Preferred Stock into approximately 3.6 million shares of common stock. There were 39,755 shares converted during the quarter and 2,000 shares converted subsequent to quarter end. Pursuant to the conversion of the preferred shares, the Company has paid the holders a per share conversion premium of approximately $4.3 million or an average of $103.02 per share of Series B Preferred Stock paid in cash from the net proceeds of the sale of common stock. As a result of this conversion, quarterly dividend obligations have been reduced by approximately $0.5 million or $0.01 per basic and diluted share beginning in the third quarter of fiscal 2006.

HIGHLIGHTS

“The six megawatt commitment from Marubeni and the recent orders in California - the one megawatt equipment sale to California State University Northridge and the additional 250-kilowatt unit at Camp Pendleton - demonstrate our continued success in selling our ultra-clean DFC power plants in larger sizes,” said R. Daniel Brdar, President and CEO of FuelCell Energy. “We are on track to achieve the two megawatt cost reduction target of $3,200-$3,500 per kilowatt and we will aggressively pursue multi-megawatt opportunities in Phase 2 of Connecticut’s Project 100 as well as other repeatable business in our target global regions to build volume and achieve profitability.”

FUELCELL ENERGY SECOND QUARTER 2006 RESULTS	PAGE 3

Recent Corporate Developments

•	The Company continued to penetrate key market segments, with sales trending to larger-sized units and multi-megawatt opportunities:
•	California State University Northridge purchased a one-megawatt DFC power plant for a combined heat and power application at its campus.
•	Marubeni extended its distribution agreement and committed to 6 megawatts for expansion in the Asian market.
•	Connecticut Light & Power and PPL Energy Plus submitted their 4-megawatt Wallingford project to Connecticut regulators for contract approval.
•	The Connecticut Clean Energy Fund issued a request for proposal for Phase 2 of the State’s Project 100 with bid submissions due in mid-July.
•

Bridgeport Fuel Cell Park, LLC received a pre-development loan for up to $500,000 for funding and interconnection analyses, facility design, permitting and other activities for a 10-megawatt fuel cell project.

•	Camp Pendleton in California expanded to 750 kilowatts for 24/7, base load power with an additional purchase of a DFC300MA power plant.
•	Continued reducing costs:
•

FuelCell Energy completed several key design milestones on its DFC3000 product that confirmed the Company is on track to achieve its cost-reduction target of $3,200-$3,500 per kilowatt on its 2-megawatt power plant.

•	The lower costs of its sub-megawatt DFC products are now being reflected in financial statements as gross margins (cost-ratios) are improving.
•	Continued meeting customer expectations for product performance:
•	Over 108 million kilowatt hours have now been generated from over 45 global sites.
•	The fleet availability continues to exceed 90 percent and is meeting customer expectations.
•	The Company has four stacks at customer sites that have exceeded the 3 year life mark (24,000 hours).
•	Continued shaping the business to support corporate mission:
•	Over 41,000 shares of FuelCell Energy’s Series B Convertible Preferred Stock were converted to common shares, reducing the quarterly dividend payment by approximately $0.5 million.
•	Bruce Ludemann was named Senior Vice President of Sales and Marketing for the Company to focus on multi-megawatt opportunities and repeatable customers in the Company’s key global markets.
•	Continued breaking new ground in R&D and future products:
•

FuelCell Energy was selected by the U.S. Department of Energy for an $85 million contract to develop an ultra-clean coal-based multi-megawatt SOFC/T system and a $2.1 million contract for the development of an Advanced High Temperature PEM technology.

•	The Company achieved a record electrical efficiency of 56 percent for the combined cycle Direct FuelCell/Turbine(R), and inaugurated its operation at the Billings Clinic in Montana.

FUELCELL ENERGY SECOND QUARTER 2006 RESULTS	PAGE 4

Visibility to Orders

Market opportunities for the Company’s DFC products are increasing and more specific details on the Company’s order visibility are set forth below.

•

California Self Generation Incentive Program - Through May 2006, the Company and its distributors have submitted 5.25 megawatts of new projects for approval. FuelCell Energy expects to submit a similar number of new projects for the remainder of 2006.

•	Connecticut Project 100 - FuelCell Energy is responding to the Connecticut Project 100 Phase 2 RFP with a number of multi-megawatt projects expected to total 30 to 40 megawatts.
•

Canada - The Company’s partner, Enbridge, continues to work with the Canadian government and pursue opportunities including the Direct FuelCell-Energy Recovery Generation(TM) product for natural gas pipeline applications and FuelCell Energy’s DFC product line.

•

Asia - Marubeni recent commitment to order an additional 6 megawatts supports FuelCell Energy’s long-standing strategy for addressing the growing market opportunities in Japan. Initially, the Company will add several local personnel for sales and servicing, supporting Marubeni’s recently increased sales staff. In addition, Marubeni and FuelCell Energy will continue efforts towards the formation of a joint venture for the packaging of DFC power plants in Japan. Moving more of the assembly of DFC power plants to Japan and incorporating balance of plant components from local vendors is expected to reduce cost to be more competitive.

CONFERENCE CALL INFORMATION

A conference call is scheduled for 10:00 a.m. EDT on June 8, 2006, to review results and discuss the Company’s outlook. Listeners can gain access to the call live over the Internet by clicking on the web cast link on the Company’s homepage at http://www.fuelcellenergy.com. A playback version will be available for seven days after the call by calling 800-283-8520 for the U.S./Canada and +1-402-220-0870 for international.

ABOUT FUELCELL ENERGY, INC.

FuelCell Energy develops and markets ultra-clean power plants that generate electricity with higher efficiency than distributed generation plants of similar size and with virtually no air pollution. Fuel cells produce base load electricity giving commercial and industrial customers greater control over their power generation economics, reliability and emissions. Emerging state, federal and international regulations to reduce harmful greenhouse gas emissions consider fuel cell power plants in the same environmentally friendly category as wind and solar energy sources — with the added advantages of running 24 hours a day and the capacity to be installed where wind turbines or solar panels often cannot. Headquartered in Danbury, Conn., FuelCell Energy services over 45 power plant sites around the globe that have generated more than 108 million kilowatt hours, and conducts R&D on next-generation fuel cell technologies to meet the world’s ever-increasing demand for ultra-clean distributed energy. For more information on the company, its products and its worldwide commercial distribution alliances, please see www.fuelcellenergy.com.

Direct FuelCell, DFC and DFC/Turbine are registered trademarks of FuelCell Energy, Inc. All other trademarks are the property of their respective owners. The Company’s sub-megawatt DFC fuel cell power plant is a collaborative effort combining its Direct FuelCell technology with a HotModule(R) balance of plant design from MTU CFC Solutions, GmbH.

FUELCELL ENERGY SECOND QUARTER 2006 RESULTS	PAGE 5

This news release contains forward-looking statements, including statements regarding the Company’s plans and expectations regarding the development and commercialization of its fuel cell technology. All forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Factors that could cause such a difference include, without limitation, the risk that commercial field trials of the Company’s products will not occur when anticipated, general risks associated with product development, manufacturing, changes in the utility regulatory environment, potential volatility of energy prices, rapid technological change, and competition, as well as other risks set forth in the Company’s filings with the Securities and Exchange Commission. The forward-looking statements contained herein speak only as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statement to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which any such statement is based.

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FUELCELL ENERGY SECOND QUARTER 2006 RESULTS	PAGE 6

FUELCELL ENERGY, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

(DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	THREE MONTHS ENDED APRIL 30,

	2006	2005

Revenues:
Product sales and revenues	$6,487	$3,348
Research and development contracts	3,047	2,766

Total revenues	9,534	6,144

Costs and expenses:
Cost of product sales and revenues (1)	15,742	10,598
Cost of research and development contracts (1)	2,713	2,616
Administrative and selling expenses (1)	4,694	3,614
Research and development expenses (1)	5,393	5,279

Total costs and expenses	28,542	22,107

Loss from operations	(19,008)	(15,993)

License fee (expense) income, net	(19)	32
Interest expense	(22)	(30)
Loss from equity investments	(225)	(335)
Interest and other income, net	1,216	1,095

Loss before provision for income taxes	(18,058)	(15,231)
Provision for income taxes	—	—

Net loss	(18,058)	(15,231)
Preferred stock dividends	(5,462)	(1,573)

Net loss to common shareholders	$(23,520)	$(16,804)

Loss per share basic and diluted:

Net loss to common shareholders	$(0.48)	$(0.35)

Basic and diluted weighted average shares outstanding	49,319,174	48,185,809

(1) - Fiscal 2006 includes stock-based compensation expense of $0.2 million in cost of product sales and revenues, $0.01 million in cost of research and development contracts, $0.7 million in administrative and selling expenses and $0.1 million in research and development expenses.

FUELCELL ENERGY SECOND QUARTER 2006 RESULTS	PAGE 7

FUELCELL ENERGY, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

(DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	SIX MONTHS ENDED APRIL 30,

	2006	2005

Revenues:
Product sales and revenues	$9,487	$8,380
Research and development contracts	5,991	5,288

Total revenues	15,478	13,668

Costs and expenses:
Cost of product sales and revenues (1)	25,092	24,311
Cost of research and development contracts (1)	5,636	5,430
Administrative and selling expenses (1)	8,918	6,744
Research and development expenses (1)	11,277	10,512

Total costs and expenses	50,923	46,997

Loss from operations	(35,445)	(33,329)

License fee income, net	52	103
Interest expense	(54)	(73)
Loss from equity investments	(440)	(675)
Interest and other income, net	2,754	1,971

Loss before provision for income taxes	(33,133)	(32,003)
Provision for income taxes	—	—

Loss from continuing operations	(33,133)	(32,003)
Discontinued operations, net of tax	—	(1,252)

Net loss	(33,133)	(33,255)
Preferred stock dividends	(7,057)	(2,915)

Net loss to common shareholders	$(40,190)	$(36,170)

Loss per share basic and diluted:
Continuing operations	$(0.82)	$(0.72)
Discontinued operations	—	(0.03)

Net loss to common shareholders	$(0.82)	$(0.75)

Basic and diluted weighted average shares outstanding	48,931,325	48,184,926

(1) - Fiscal 2006 includes stock-based compensation expense of $0.3 million in cost of product sales and revenues, $0.1 million in cost of research and development contracts, $1.4 million in administrative and selling expenses and $0.3 million in research and development expenses.

FUELCELL ENERGY SECOND QUARTER 2006 RESULTS	PAGE 8

FUELCELL ENERGY, INC.

CONSOLIDATED BALANCE SHEETS

(DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	APRIL 30, 2006	OCTOBER 31, 2005

	(UNAUDITED)	(REVISED)(1)

ASSETS
Current assets:
Cash and cash equivalents	$29,262	$22,702
Investments: U.S. treasury securities	79,851	113,330
Accounts receivable, net of allowance for doubtful accounts of $189 and $104, respectively	9,355	10,062
Inventories, net	14,065	12,141
Other current assets	5,244	3,659

Total current assets	137,777	161,894
Property, plant and equipment, net	48,940	46,705
Investments: U.S. treasury securities	41,504	43,928
Equity investments	11,871	12,473
Other assets, net	502	520

Total assets	$240,594	$265,520

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt and other liabilities	$413	$503
Accounts payable	7,308	6,221
Accrued liabilities	5,766	7,018
Deferred license fee income	187	38
Deferred revenue and customer deposits	12,499	9,366

Total current liabilities	26,173	23,146

Long-term debt and other liabilities	674	904

Total liabilities	26,847	24,050

Redeemable preferred stock ($0.01 par value, liquidation preference of $66,120 and $105,875 at April 30, 2006 and October 31, 2005, respectively)	61,820	98,989

Shareholders’ equity:
Preferred shares of subsidiary (convertible into FuelCell Common Stock)	12,197	11,517
Common stock ($.0001 par value); 150,000,000 shares authorized; 52,900,273 and 48,497,088 shares issued and outstanding at April 30, 2006 and October 31, 2005, respectively	5	5
Additional paid-in capital	463,195	421,298
Accumulated deficit	(323,470)	(290,339)
Treasury stock, at cost (15,583 and 4,279 shares of common stock in 2006 and 2005)
	(158)	(44)
Deferred compensation	158	44

Total shareholders’ equity	151,927	142,481

Total liabilities and shareholders’ equity	$240,594	$265,520

(1) - The Company has revised the consolidated balance sheet as of October 31, 2005 to reclassify the 5% Series B Cumulative Convertible Perpetual Preferred Stock out of the general heading of shareholders’ equity and into a temporary equity classification.